                            INDEPENDENT AUDITORS CONSENT


We consent to the incorporation by reference in this Post-Effective
Amendment to the Registration Statement of The Titan Corporation on Form S-3 (No. 333-66149) of our report on DBA Systems, Inc. as of June 30, 1997 and 1996 and for each of the years in the three year period ended June 30, 1997, dated August 20, 1997, appearing in the Registration Statement on Form S-4 (No. 333-45719) of The Titan Corporation and to the reference to us under the hearing "Experts" in the Prospectus, which is part of this Registration Statement.

DELOITTE & TOUCHE LLP

Orlando, Florida
November 30, 1998